Exhibit 99.1

For:	Crocs, Inc.

Company Contact:	Peter Case/Chief Financial Officer
Tia Mattson/Public Relations Manager
(303) 848-7000

Investor/Media Contact:	Integrated Corporate Relations, Inc.
Investors: Chad Jacobs/Brendon Frey
Media: Michael Fox
(203) 682-8200

CROCS, INC. REPORTS FISCAL 2007 FIRST QUARTER FINANCIAL RESULTS
— First Quarter Revenues Increased 217% to $142.0 Million vs. $44.8 Million Last Year —
— Company Reports 1Q07 Diluted EPS of $0.61 vs. $0.17 Last Year —
— Company Issues Q207 Guidance of Revenues between $180 and $190 Million and Diluted EPS of $0.80 to $0.85 —
— Company Raises FY07 Guidance to Revenues of $670 to $680 Million and Diluted EPS of $2.90 to $2.95 —
— Board of Directors Declares 2-for-1 Stock Split —

NIWOT, COLORADO — May 3, 2007 — Crocs, Inc. (NASDAQ: CROX) today reported the following record financial results for the quarter ended March 31, 2007.

Revenues for the quarter ended March 31, 2007 increased 217% to $142.0 million compared to $44.8 million for the first quarter ended March 31, 2006.  Net income for the quarter ended March 31, 2007 was $24.9 million, or $0.61 per diluted share, compared to $6.4 million, or $0.17 per diluted share, for the same period in 2006.  Gross profit for the quarter of 2007 was $84.5 million, or 59.5% of revenues, compared to $23.7 million, or 52.9% of revenues for the quarter of 2006.  Selling, general and administrative expenses for the first quarter ended March 31, 2007 was $47.3 million, or 33.3% of revenues, compared to $13.7 million, or 30.6% of revenues in the first quarter ended March 31, 2006.

Ron Snyder, President and Chief Executive Officer of Crocs, Inc. commented, “Our strong first quarter performance was driven by the growing worldwide demand for our entire portfolio of products. Domestically, we benefited from robust sell through of our Crocs footwear, including our new spring/summer collection, in addition to our new licensed and Jibbitz businesses. At the same time, our international business continues to rapidly expand fueled by sales of our classic models, as well as our more recent introductions.  We are pleased with our start to 2007 and we remain extremely optimistic about the many growth opportunities that lie ahead as evidenced by our heightened outlook for the year.”

Stock Split

Crocs announced that on May 2, 2007, its Board of Directors declared a two-for-one stock split of the Company’s common shares, to be effected in the form of a common stock dividend. All shareholders of record at the close of business on May 31, 2007, will receive one additional share of common stock for each share held on that date. The additional share of common stock will be distributed on June 14, 2007. Information pertaining to shares and earnings per share does not reflect this split.

Guidance

For the second quarter of 2007, the Company currently anticipates total revenues to range from $180 million to $190 million and projects its net income per diluted share to range from $0.80 to $0.85.

Crocs also raised its fiscal 2007 guidance. The Company now expects total revenues to range from $670 million to $680 million and net income per diluted share to range from $2.90 to $2.95.

It is important to note that the second quarter and full year 2007 guidance does not take into effect the proposed two-for-one stock split.

Mr. Snyder concluded, “Crocs is quickly becoming a global lifestyle brand and we are confident that our diversified operating model affords us substantial growth prospects across the board and well into the future. Our momentum is robust, our financials are strong, and we remain committed to fully capitalizing on our growing position in the market.”

Conference Call Information

A conference call to discuss first quarter financial results is scheduled for today (Thursday, May 3, 2007) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by clicking the ‘Investor Relations’ link under the Company section on www.crocs.com or at www.viavid.net. To listen to the broadcast, your computer must have Windows Media Player installed.  If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Crocs, Inc:
Crocs, Inc. is a rapidly growing designer, manufacturer and retailer of footwear for men, women and children under the Crocs™ brand.

All Crocs™ brand shoes feature Crocs’ proprietary closed-cell resin, Croslite™, which represents a substantial innovation in footwear. The Croslite™ material enables us to produce soft, comfortable, lightweight, superior-gripping, non-marking and odor-resistant shoes. These unique elements make Crocs™ footwear ideal for casual wear, as well as for professional and recreational uses such as boating, hiking, hospitality and gardening. The versatile use of the material has enabled us to successfully market our products to a broad range of consumers.

In 2006, the company acquired Jibbitz LLC, a unique accessory brand with colorful snap-on products specifically suited for Crocs shoes. Today, more than 1,100 Jibbitz designs are available to consumers for personalizing and customizing their Crocs™ footwear.

Crocs™ are sold in more than 80 countries and come in a wide array of colors and styles. Please visit www.crocs.com for additional information.

Forward Looking Statements

The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements related to our future prospects and our expectations regarding our growth, international expansion, total revenues and net income per diluted share for the second quarter ending June 30, 2007 and year ending December 31, 2007.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the following: our limited operating history; our significant recent expansion; changing fashion trends; our reliance on market acceptance of the small number of products we sell; our ability to develop and sell new products; our limited manufacturing capacity and distribution channels; our reliance on third party manufacturing and logistics providers for the production and distribution of our products; our reliance on a single-source supply for certain raw materials; our management and information systems infrastructure; our ability to obtain and protect intellectual property rights; the effect of competition in our industry; the effects of seasonality on our sales; our ability to attract, assimilate and retain management talent; and other factors described in our annual report on Form 10-K under the heading “Risk Factors,” and our subsequent filings with the Securities and Exchange Commission.  Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.  We do not undertake any obligation to update publicly any forward looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

Crocs, Inc.
Consolidated Statements of Operations
(In thousands, except share and per share data)

	THREE MONTHS ENDED
	March 31,
	2007	2006
	(unaudited)
Revenues	$142,002	$44,844
Cost of Sales	57,517	21,163
Gross Profit	84,485	23,681

Selling, general and administrative expense	47,327	13,689
Income from operations	37,158	9,992

Interest expense	193	279
Other expense (income), net:	(646)	(287)
Income before income taxes	37,611	10,000

Income tax expense	12,666	3,560

Net income	24,945	6,440

Dividends on redeemable convertible preferred shares	0	33
Net income attributable to common stockholders	24,945	6,407

Net income per share:
Basic	$0.63	$0.19
Diluted	$0.61	$0.17

Weighted average common shares:
Basic	39,361,981	32,897,743
Diluted	41,219,824	38,259,456

Crocs, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$38,577	$42,656
Restricted Cash	3,595	2,890
Short-term investments	9,390	22,325
Accounts receivable, net	97,838	65,588
Inventories	94,432	86,210
Deferred tax assets	3,983	3,690
Prepaid Income tax	0	4,715
Prepaid expenses and other current assets	10,412	9,617

Total current assets	258,227	237,691

Property and equipment, net	43,395	34,849
Goodwill	12,596	11,552
Other intangibles, net	15,698	12,210
Deferred tax assets, net	1,169	1,280
Other assets	2,531	1,875
Total assets	$333,616	$299,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,429	$43,794
Accrued liabilities and other liabilities	31,633	31,109
Income taxes payable	15,142	12,465
Notes payable and current installments of long-term debt	748	541

Total current liabilities	89,948	87,909

Long-term debt	89	116
Deferred tax liabilities	1,702	1,688
Other liabilities	1,384	1,486

Total liabilities	93,123	91,199

Stockholders’ equity:
Common shares, par value $0.001 per share; 125,000,000 authoized, and 39,915,301 and 39,240,709 shares issued and outstanding	40	39
Additional paid-in-capital	137,704	131,834
Deferred compensation	(4,749)	(5,702)
Retained earnings	106,027	81,081
Accumulated other comprehensive income	1,467	1,006
Total stockholders’ equity	240,493	208,258

Total liabilities and stockholders’ equity	$333,616	$299,457